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                                                                  EXHIBIT 3.2


                                     SECOND
                          AMENDED AND RESTATED BY-LAWS
                                       OF
                               TELXON CORPORATION


                                    ARTICLE I

                                  STOCKHOLDERS

         Section 1. Place of Meetings of Stockholders. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware, as may be fixed by the Board of Directors from time to time or shall be specified in the respective notices thereof.

         Section 2. Date, Hour and Purpose of Annual Meetings of Stockholders. Annual Meetings of stockholders shall be held at such date and time as shall be designated form time to time by the Board of Directors and stated in the notice of the meeting. Such Annual Meetings shall be called and held at least once each fiscal year. At such meeting, the stockholders shall elect, by a plurality of the votes cast at such election, the successors to the class of Directors whose term expires at that meeting, and transact such other business as may properly be brought before the meeting.

         Section 3. Special Meetings of Stockholders. Special meetings of the stockholders or any class thereof entitled to vote may be called by the Chairman of the Board, by the Chief Executive Officer, by the President or by the Board of Directors, and shall be called by any of the foregoing at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the meeting.

         Section 4. Notice of Meetings of Stockholders. Except as otherwise expressly required or permitted by the laws of the State of Delaware, not less than ten (10) days nor more than sixty (60) days before the date of every meeting of stockholders, the Secretary shall give to each stockholder of record entitled to vote at such meeting written notice stating place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given deposited in the United States mail, with postage thereon prepaid, addressed to each stockholder at the post office address for notices to such stockholder as it appears on the records of the Corporation.

         An Affidavit of the Secretary or an Assistant Secretary or of a transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.




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         Section 5. Quorum of Stockholders.

                  (a) Unless otherwise provided by the laws of the State of Delaware, at any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at such meeting shall constitute a quorum.

                  (b) At any meeting of stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in paragraph (d) of this Section 5 and except where expressly required by law.

                  (c) At any adjourned meeting of stockholders at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

                  (d) If an adjournment of a meeting of stockholders is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

         Section 6. Presiding Officer and Secretary of Meetings of Stockholders. The Chief Executive Officer, or in his absence, the President, or if neither of the foregoing is present, the Chairman of the Board, the Vice Chairman of the Board or, in their absence, any other member of the Board of Directors selected by the members present, shall preside at meetings of the stockholders. The Secretary, or in his absence, an Assistant Secretary, shall act as secretary of the meeting, and if neither the Secretary nor any Assistant Secretary is present, then the presiding officer shall appoint a person to act as secretary of the meeting.

         Section 7. Voting by Stockholders. Except as may be otherwise provided by the Certificate of Incorporation or these By-laws, at every meeting of the stockholders each stockholder shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the record date for the meeting. All elections and questions shall be decided by the vote of the majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting, except as otherwise permitted or required by the laws of the State of Delaware, the Certificate of Incorporation, or these By-laws.




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         Section 8. Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by his attorney-in-fact. Every proxy shall be in writing and subscribed by the stockholder or his duly authorized attorney-in-fact but need not be dated, sealed, witnessed or acknowledged.

         Section 9. List of Stockholders.

                  (a) At least ten (10) days before every meeting of the stockholders, the Secretary shall prepare or cause to be prepared a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

                  (b) During ordinary business hours, for a period of at least ten (10) days prior to a meeting of stockholders, the list of stockholders required by paragraph (a) of this Section 9 shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

                  (c) The list of stockholders required by paragraph (a) of this
Section 9 shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

                  (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders required by paragraph (a) of this Section 9 or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.


                                   ARTICLE II

                                    DIRECTORS

         Section 1. Powers of the Board of Directors. The property, business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation except such as are by the laws of the State of Delaware, the Certificate of Incorporation or these By-laws required to be exercised or done by the stockholders.

         Section 2. Number, Method of Election and Terms of Office of Directors. The number of Directors which shall constitute the whole Board of Directors, the method of their election and their respective terms of office shall be governed by the Certificate of Incorporation. Each Director shall hold office until his successor is elected and qualified; provided, however, that a Director may resign at any time by delivering his resignation in writing to the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein, or if no time is




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specified, it shall be effective at the time of its receipt by the Corporation.
The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         Section 3. Meetings of the Board of Directors.

                  (a) The Board of Directors may hold their meetings, both regular and special, either within or outside the State of Delaware.

                  (b) As soon as practicable after each Annual Meeting of stockholders, a meeting of the Board of Directors, including the class of Directors newly elected by the stockholders at such Annual Meeting, shall be held to elect the executive officers of the Corporation and to transact such other business as may come before the Board. Additional regular meetings of the Board of Directors may be held without notice at such time and place as may from time to time be determined by resolution of the Board of Directors, provided that the schedule of regular meetings so determined is mailed to those Directors who were not present at the meeting at which such resolution was adopted at least two (2) days before the first regular meeting so scheduled or is telegraphed or otherwise delivered to such Directors not later than the day before the first such meeting.

                  (c) Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or the Chief Executive Officer or at the request of Directors, constituting at least one-third (1/3rd) of the number of Directors then in office, but not less than two (2) Directors.

                  (d) The Secretary shall provide written notice to each Director of any meeting of the Board of Directors called pursuant to paragraph
(c) of this Section 3 by mailing the same at least two (2) days before the meeting or by telephonic facsimile or other delivery, or by telephonic advice of, the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.

         Section 4. Quorum and Action. A majority of the entire Board of Directors, but in no event less than three (3) Directors, shall constitute a quorum for the transaction of business, but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.




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         Section 5. Presiding Officer and Secretary of Meetings of the Board of
Directors. The Chairman of the Board, or in his absence, the Vice Chairman of the Board, or if neither of the foregoing is present, the Chief Executive Officer, or if none of the foregoing is present, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary, or in his absence, a person appointed by the presiding officer, shall act as secretary of the meeting.

         Section 6. Action by Consent Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the records of the Board or committee.

         Section 7. Executive Committee. The Board of Directors may from time to time appoint from among its members, and may fill vacancies on, an Executive Committee to serve during the pleasure of the Board, provided that the Chairman of the Board and the Chief Executive Officer shall be members of any such Executive Committee. During the intervals between the meetings of the powers of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation conferred by these By-laws or otherwise. The Executive Committee shall keep a record of all its proceedings and report the same to the Board. A majority of the members of the Executive Committee shall constitute a quorum. The act of a majority of the members of the Executive Committee present at any meeting at which a quorum is present shall be the act of the Executive Committee.

         Section 8. Other Committees. The Board of Directors may also appoint from among its members such other committees of two (2) or more Directors as it may from time to time deem desirable and may delegate to such committees such powers of the Board as it may consider appropriate.

         Section 9. Compensation of Directors. Directors shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.





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                                   ARTICLE III

                                    OFFICERS


         Section 1. Executive Officers of the Corporation. The executive officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Vice Chairman of the Board (if such office is created by the Board), a Chief Executive Officer, a President, a Chief Operating Officer (if such office is created by the Board), a Chief Financial Officer, a Chief Technology Officer (if such office is created by the Board), a Secretary and a Treasurer. Any two offices, except those of (i) Chairman of the Board and Vice Chairman of the Board and (ii) President and Secretary, may be filled by the same person. The Board of Directors shall elect the executive officers at its first meeting after each Annual Meeting of the stockholders and may elect any such officer at any time as there may be a vacancy in any such office. None of the executive officers need be a member of the Board except the Chairman of the Board, the Vice Chairman of the Board, and the Chief Executive Officer.

         Section 2. Additional Officers. The Chief Executive Officer of the Corporation may appoint officers of the Corporation to serve in addition to the executive officers named in Section 1 of this Article III. The titles of such additional officers may include Executive Vice President, Vice President, Assistant Secretary, Assistant Treasurer, Corporate Controller, Assistant Corporate Controller or such other titles as the Chief Executive Officer deems appropriate to the duties and responsibilities of such additional officers. All such additional officers appointed by the Chief Executive Officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Chief Executive Officer, provided that the appointment of each such additional officer by the Chief Executive Officer shall be subject to ratification and approval thereof by the Board of Directors within one (1) year following the date of appointment of each such additional officer.

         Section 3. Salaries. The salaries of all executive officers of the Corporation appointed by the Board pursuant to Section 1 of this Article III shall be fixed by the Board of Directors. The salaries of all additional officers appointed by the Chief Executive Officer shall be fixed by the Chief Executive Officer.

         Section 4. Term, Resignation, Removal, and Vacancies. The officers of the Corporation shall hold office until their respective successors are chosen and qualify or, if appointed for a specific term, upon the expiration of such term. Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation, which resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer, whether elected by the Board of Directors or appointed by the Chief Executive Officer, may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Officers appointed by the Chief




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Executive Officer shall also be subject to removal, at any time, with or without cause, by the Chief Executive Officer. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors or the Chief Executive Officer having authority under this Article III to fill such office.

         Section 5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors of the Corporation and shall serve as chairman of any Executive Committee appointed by the Board of Directors pursuant to Section 7 of Article II. He shall have such other powers and perform such other duties as are provided in these By-laws and as may from time to time be assigned to him by the Board of Directors.

         Section 6. Vice Chairman of the Board. The Vice Chairman of the Board shall have such powers and perform such duties as may from time to time be delegated to him by the Chairman of the Board and shall have such other powers and perform such other duties as are provided in these By-laws and as may from time to time be assigned to him by the Board of Directors.

         Section 7. Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of stockholders and shall have general charge and supervision of the business of the Corporation. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors and shall serve as chairman of any Executive Committee appointed by the Board of Directors pursuant to Section 7 of Article II. He shall have such other powers and perform such other duties as are provided in these By-laws and as may from time to time be assigned to him by the Board of Directors.

         Section 8. President. The President shall, in the absence, disability, or inability to act of the Chief Executive Officer, exercise all powers and perform all duties of the Chief Executive Officer (except such powers and duties as are incident to the Chief Executive Officer's position as a member of the Board of Directors or of any Executive Committee appointed by the Board of Directors pursuant to Section 7 of Article II) and shall have such other powers and perform such other duties as are provided in these By-laws and as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer.

         Section 9. Chief Operating Officer. The Chief Operating Officer shall have such powers and perform such duties as are provided in these By-laws and as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer.

         Section 10. Chief Financial Officer. The Chief Financial Officer shall have such powers and perform such duties as are provided in these By-laws and as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer.

         Section 11. Chief Technology Officer. The Chief Technology Officer shall have such powers and perform such duties as are provided in these By-laws and as may




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from time to time be assigned to him by the Board of Directors or the Chief
Executive Officer.

         Section 12. Powers and Duties of Treasurer and Assistant Treasurers.

         (a) The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer, shall cause such funds to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or the Treasurer, and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, or the Treasurer.

         (b) The Treasurer, any Assistant Treasurer and/or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or the Treasurer, may endorse or cause to be endorsed in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement and may sign or cause to be signed all receipts and vouchers for payments made to the Corporation.

         (c) The Treasurer shall render a statement of the cash account of the Corporation to the Board of Directors as often as it shall require the same and shall enter or cause to be entered regularly in books to be kept by him for that purpose full and accurate accounts of all moneys received and paid for the account of the Corporation and of all securities received and delivered by the Corporation.

         (d) The Treasurer shall have such other powers and perform such other duties as are provided in these By-laws and as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer. Each Assistant Treasurer shall have such powers and perform such duties as may from time to time be assigned to him by the Treasurer or by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer. In the absence, disability or inability to act of the Treasurer, any Assistant Treasurer may exercise any of the powers and may perform any of the duties of the Treasurer.

         Section 13. Powers and Duties of Secretary and Assistant Secretary.

         (a) The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall keep the minutes of all proceedings of the stockholders and the Board of Directors in proper books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the Corporation in accordance with the




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provisions of the Certificate of Incorporation, these By-laws, and the laws of the State of Delaware.

         (b) The Secretary shall have such other powers and perform such other duties as are provided in these By-laws and as may from time to time be assigned to him by the Board of Directors and shall perform all other acts incident to the office of Secretary. Each Assistant Secretary shall have such powers and perform such duties as may from time to time be assigned to him by the Secretary or by the Board of Directors. In the absence, disability or inability to act of the Secretary, an Assistant Secretary may exercise any of the powers and may perform any of the duties of the Secretary.

         (c) In no case shall the Secretary or any Assistant Secretary, without the express authorization and direction of the Board of Directors, have any responsibility for, or any duty or authority with respect to, the withholding or payment of any federal, state or local taxes of the Corporation or the preparation or filing of any tax return.


                                   ARTICLE IV

                                  CAPITAL STOCK

         Section 1. Stock Certificates.

                  (a) Every holder of stock in the Corporation shall be entitled to have a certificate or certificates, signed in the name of the Corporation (i) by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President and (ii) by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder.

                  (b) If such a certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles, and if permitted by the laws of the State of Delaware, any other signature on the certificate may be a facsimile.

                  (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued from the Corporation with the same effect as if he were such officer at the date of issue.

                  (d) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until fully paid.




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         Section 2. Record Ownership. A record of the name and address of the holder of each stock certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.


         Section 3. Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

         Section 4. Lost, Stolen, or Destroyed Certificates. Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

         Section 5. Transfer Agent, Registrar, and Rules Respecting Certificates. The Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of stock certificates.

         Section 6. Fixing Record Date for Determination of Stockholder of Record. The Board of Directors may fix in advance a date as the record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of stockholders for the purpose of any other lawful action. Such record date in any case shall not be more than sixty (60) days nor less than ten (10) days before the date of a meeting of the stockholders, nor more than sixty (60) days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.




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                                    ARTICLE V

                       SECURITIES HELD BY THE CORPORATION

         Section 1. Voting. Unless the Board of Directors shall otherwise order, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer and the Treasurer shall each have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors and the officers named in this Section 1 may from time to time confer like powers upon any other person or persons.

         Section 2. General Authorization to Transfer Securities Held by the Corporation.

                  (a) Each of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer and the Treasurer shall be and are hereby authorized and empowered to transfer, convert, endorse, sell, assign, set over, and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now and hereafter standing in the name of or owned by the Corporation, and to make, execute, and deliver, under the seal, if any, of the Corporation or otherwise, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

                  (b) Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with paragraph
(a) of this Section 2 a certificate of the Secretary or an Assistant Secretary of the Corporation in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over, and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the By-laws and of such officer is still in full force and effect.





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                                   ARTICLE VI

                                    DIVIDENDS

         Section 1. Declaration of Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting in accordance with the laws of the State of Delaware. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Payment and Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall deem to be in the best interest of the Corporation, and the Directors may modify or abolish any such reserves in the manner in which they were created.

         Section 3. Record Date. The Board of Directors may, to the extent provided by law, prescribe a period, in no event in excess of sixty (60) days, prior to the date for payment of any dividend, as a record date for the determination of the stockholders entitled to receive payment of any such dividend, and in such case such stockholders and only such stockholders as shall be stockholders of record on said date so fixed shall be entitled to receive payment of such dividend, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.


                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. Signatures of Officers. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers of the Corporation or such other person or persons as the Board of Directors may from time to time designate. Unless the Board of Directors shall otherwise order, the signature of any officer upon any of the foregoing instruments may be a facsimile.

         Section 2. Fiscal Year. The fiscal year of the Corporation shall end on March 31 of each year.


                                  ARTICLE VIII

                       WAIVER OF OR DISPENSING WITH NOTICE

         Whenever any notice of the time, place, or purpose of any meeting of the stockholders or of the Board of Directors or a committee thereof is required to be given




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under the laws of the State of Delaware, the Certificate of Incorporation, or
these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person, or in the case of the stockholders, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons. No notice need be given to any person with whom communication is made unlawful by any law of the United Stated or any rule, regulation, proclamation, or executive order issued under any such law.


                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

         These By-laws, or any of them, may from time to time be supplemented, amended, or repealed (i) by the Board of Directors or (ii) by the vote of a majority in interest of the stockholders represented and entitled to vote at any meeting of stockholders at which a quorum is present.










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